Exhibit 99.1

Magma Reports Record Revenue for Fourth Quarter

News Release

CONTACTS:
Magma Design Automation Inc.:
Gregory C. Walker	Milan G. Lazich
Chief Financial Officer	Vice President, Corporate Marketing
(408) 565-7500	(408) 565-7706
gwalker@magma-da.com	milan.lazich@magma-da.com

Magma Reports Record Revenue & Earnings for Fourth Quarter and Fiscal Year

Fiscal 2004 revenue of $113.7 million an increase of 51 percent over prior year

SANTA CLARA, Calif., April 29, 2004 — Magma Design Automation Inc. (Nasdaq: LAVA), a provider of chip design solutions, today announced financial results that included record revenue and profitability for its fourth quarter and fiscal year ended March 31, 2004.

For the fourth quarter, Magma reported record revenue of $34.0 million, compared to $20.5 million for the year-ago fourth quarter ended March 31, 2003, an increase of 66 percent. In accordance with generally accepted accounting principles (GAAP), Magma reported net income of $4.2 million, or $0.10 per share (diluted), for the quarter, compared to net income of $2.6 million, or $0.08 per share (diluted), for the fourth quarter ended March 31, 2003.

Magma reported pro forma net income for the fourth quarter of fiscal 2004, excluding certain non-cash charges, of $7.2 million, or $0.17 per share (diluted), both of which are records for the company. This compares to a pro forma net income of $4.1 million, or $0.13 per share (diluted), for the fourth quarter of fiscal 2003, ended March 31, 2003. Pro forma net income for the fourth quarter of fiscal 2004 reflects reported net income excluding the effects of amortization of developed technology, amortization of intangibles, consolidation of an equity investment, amortization of deferred stock-based compensation and charges associated with loss in equity investments. Pro forma net income for the fourth quarter of fiscal 2003 is adjusted to exclude the effects of amortization of developed technology, amortization of deferred stock-based compensation and charges associated with loss in equity investments. A reconciliation of the pro forma to GAAP results is included in this press release.

For the fiscal year ended March 31, 2004, Magma reported revenue of $113.7 million, compared to $75.1 million for the fiscal year ended March 31, 2003, an increase of 51 percent. In accordance with GAAP, Magma reported net income of $11.5 million, or $0.29 per share (diluted), for the recently completed fiscal year, compared to net income of $3.1 million, or $0.10 per share (diluted), for the fiscal year ended March 31, 2003.

Magma Reports Record Revenue for Fourth Quarter	Page 2

Magma reported pro forma net income, excluding certain non-cash charges, of $25.0 million, or $0.62 per share (diluted), for the fiscal year ended March 31, 2004. This compares to pro forma net income of $11.3 million, or $0.35 per share (diluted), for the fiscal year ended March 31, 2003. Magma provides pro forma data as a useful means for understanding the company’s operating results and ongoing business trends. Pro forma data is not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. Pro forma net income for the year ended March 31, 2004 is adjusted to exclude the effects of amortization of developed technology, amortization of intangibles, in-process research and development, consolidation of an equity investment, amortization of deferred stock compensation and charges associated with loss in equity investments. Pro forma net income for the year ended March 31, 2003 is adjusted to exclude the effects of amortization of developed technology, costs related to settlement of litigation, restructuring charges, amortization of stock-based compensation and charges associated with loss in equity investments. A reconciliation of the pro forma to GAAP results is included in this press release.

“The fiscal year just concluded was a period of significant growth for Magma, in terms of financial performance, product offerings and market penetration,” said Rajeev Madhavan, chairman and CEO of Magma. “We again set records for revenue and profitability, and our product expansion during the year positioned us solidly in new segments, such as logic synthesis and signoff capability. It was also a year in which we became more deeply involved with the industry infrastructure, as we established or deepened relationships with key foundry, ASIC, IP and EDA partners.”

Business Outlook

For Magma’s fiscal 2005 first quarter, which will end June 30, 2004, the company expects total revenue in the range of $34 million to $36 million. Pro forma EPS is expected to be in the range of $0.16 to $0.20. A schedule showing a reconciliation of the business outlook for GAAP to pro forma EPS is included in this release. A Financial Disclosure Supplement containing detailed financial information intended to provide guidance and further insight into our business is available online at http://investor.magma-da.com/supplement.cfm in the Investor Relations section of the Magma website.

Conference Call

Magma will discuss the financial results for the recently completed quarter and fiscal year, including guidance going forward, during a live webcast and earnings call today at 2 p.m. PDT (5 p.m. EDT). The call will be available live by both webcast and conference call. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/home.cfm. To listen live via telephone call either of the numbers below:

U.S. & Canada:	(800) 374-0247, conference ID #6574963

Elsewhere:	(706) 634-2358, conference ID #6574963

Magma Reports Record Revenue for Fourth Quarter	Page 3

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/home.cfm through May 6, 2004. Those without Internet access may listen to a replay of the call by telephone through May 6 by calling:

U.S. & Canada:	(800) 642-1687, conference ID #6574963

Elsewhere:	(706) 645-9291, conference ID #6574963

FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include statements in the “Business Outlook” section, and statements regarding engagements with new and existing customers; Magma’s continuing leadership in the IC implementation area; and wins and record bookings as a result of its technology advantages, are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: increasing competition in the EDA market; Magma’s ability to successfully integrate recently acquired businesses and technologies; the impact of the economic recession; effects terrorist activities or events in the Middle East may have on Magma, its customers and industry; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of the company’s products and services; weakness in the semiconductor or electronic systems industries; the ability to successfully manage the company’s expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers to help them get their products to market; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov). Magma undertakes no additional obligation to update these forward-looking statements.

About Magma

Magma provides leading software for designing highly complex integrated circuits while maximizing Quality of Results with respect to area, timing and power, and at the same time reducing overall design cycles and costs. Magma provides a complete RTL-to-GDSII design flow that includes prototyping, synthesis, place & route, and signal and power integrity chip design capabilities in a single executable, offering “The Fastest Path from RTL to Silicon”™. Magma’s software also includes products for advanced physical synthesis and architecture development tools for programmable logic devices (PLDs); capacitance extraction; and characterization and modeling. The company’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma is a registered trademark and and “Fastest Path from RTL to Silicon” is a trademark of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

Magma Reports Record Revenue for Fourth Quarter	Page 4

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2004	March 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$75,346	$64,756
Short-term investments	—	3,059
Accounts receivable, net	34,237	19,223
Prepaid expenses and other current assets	9,588	3,627

Total current assets	119,171	90,665
Property and equipment, net	15,196	5,808
Intangibles, net	62,793	1,352
Goodwill	33,529	—
Long-term investments	79,958	27,882
Other assets	3,828	1,771

Total assets	$314,475	$127,478

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,658	$1,384
Accrued expenses	19,132	7,711
Deferred revenue, current	19,947	12,539

Total current liabilities	40,737	21,634
Convertible subordinated notes	150,000	—
Deferred tax	5,102	—
Other long-term liabilities	897	72

Total non-current liabilities	155,999	72

Total liabilities	196,736	21,706

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	226,586	228,400
Deferred stock-based compensation	(718)	(1,638)
Notes receivable from stockholders	—	(2,037)
Accumulated deficit	(107,063)	(118,538)
Treasury stock at cost	—	(408)
Accumulated other comprehensive loss	(1,069)	(10)

Total stockholders’ equity	117,739	105,772

Total liabilities and stockholders’ equity	$314,475	$127,478

Magma Reports Record Revenue for Fourth Quarter	Page 5

MAGMA DESIGN AUTOMATION, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended March 31, 2004				For the Three Months Ended March 31, 2003
	As Reported	Adjust- ments		As Adjusted	As Reported	Adjust- ments		As Adjusted
Revenue:
Licenses	$29,560	$—		$29,560	$18,321	$—		$18,321
Services	4,487	—		4,487	2,208	—		2,208

Total revenue	34,047	—		34,047	20,529	—		20,529

Cost of revenue	4,768	(1,124	)A,C,D	3,644	2,602	(131	)A	2,471

Gross profit	29,279	1,124		30,403	17,927	131		18,058

Operating expenses:
Research and development	7,560	(85	) B	7,475	4,610	—		4,610
Sales and marketing	11,532	—		11,532	6,629	—		6,629
General and administrative	3,551	—		3,551	2,412	—		2,412
Amortization of intangible assets	1,161	(1,161	)C	—	—	—		—
Amortization of stock-based compensation	429	(429	)D	—	718	(718	)D	—

Total operating expenses	24,233	(1,675)		22,558	14,369	(718)		13,651

Operating income	5,046	2,799		7,845	3,558	849		4,407

Interest and other income (expense):
Interest income	650	—		650	394	—		394
Interest expense	(339)	—		(339)	—	—		—
Other income (expense), net	(145)	127	E	(18)	(533)	573	E	40

Interest and other income (expense), net	166	127		293	(139)	573		434

Income before income taxes	5,212	2,926		8,138	3,419	1,422		4,841
Income taxes	(986)	—		(986)	(772)	—		(772)

Net income	$4,226	$2,926		$7,152	$2,647	$1,422		$4,069

Earnings per share – basic	$0.13			$0.22	$0.09			$0.13

Earnings per share – diluted*	$0.10			$0.17	$0.08			$0.13

Shares used in calculation:
Basic	32,910			32,910	30,785			30,785

Diluted*	42,664			42,664	31,542			31,542

A	Amortization of developed technology
B	Consolidation of equity investments
C	Amortization of intangibles
D	Amortization of deferred stock-based compensation
E	Loss in equity investments
*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes and to the effect of all dilutive potential common shares outstanding during the period, including stock options and warrants, using the treasury stock method.

Magma Reports Record Revenue for Fourth Quarter	Page 6

MAGMA DESIGN AUTOMATION, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME

(in thousands, except per share data)

(Unaudited)

	For the Year Ended March 31, 2004				For the Year Ended March 31, 2003
	As Reported	Adjust- ments		As Adjusted	As Reported	Adjust- ments		As Adjusted
Revenue:
Licenses	$100,387	$—		$100,387	$63,631	$—		$63,631
Services	13,342	—		13,342	11,461	—		11,461

Total revenue	113,729	—		113,729	75,092	—		75,092
Cost of revenue	16,647	(2,824	)A,E,F	13,823	11,518	(218	)A	11,300

Gross profit	97,082	2,824		99,906	63,574	218		63,792

Operating expenses:
Research and development	26,097	(444	)B	25,653	18,687	—		18,687
Sales and marketing	36,973	—		36,973	25,656	—		25,656
General and administrative	11,348	—		11,348	10,680	(1,850)		8,830
Restructuring costs	—	—		—	727	(727	)C	—
In-process research and development	200	(200	)D	—	—	—		—
Amortization of intangible assets	1,745	(1,745	)E	—	—	—		—
Amortization of stock-based compensation	7,086	(7,086	)F	—	4,830	(4,830	)F	—

Total operating expenses	83,449	(9,475)		73,974	60,580	(7,407)		53,173

Operating income	13,633	12,299		25,932	2,994	7,625		10,619

Interest and other income (expense):
Interest income	2,584	—		2,584	1,841	—		1,841
Interest expense	(1,066)	—		(1,066)	—	—		—
Other income (expense), net	(100)	1,228	G	1,128	(578)	573	G	(5)

Interest and other income, net	1,418	1,228		2,646	1,263	573		1,836

Income before income taxes	15,051	13,527		28,578	4,257	8,198		12,455
Income taxes	(3,576)	—		(3,576)	(1,183)	—		(1,183)

Net income	$11,475	$13,527		$25,002	$3,074	$8,198		$11,272

Earnings per share – basic	$0.36			$0.79	$0.10			$0.37

Earnings per share – diluted*	$0.29			$0.62	$0.10			$0.35

Shares used in calculation:
Basic	31,648			31,648	30,521			30,521

Diluted*	40,245			40,245	31,976			31,976

A	Amortization of developed technology
B	Consolidation of equity investments
C	Restructuring charges
D	In-process research and development
E	Amortization of intangibles
F	Amortization of deferred stock-based compensation
G	Loss in equity investments
*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes and to the effect of all dilutive potential common shares outstanding during the period, including stock options and warrants, using the treasury stock method.

Magma Reports Record Revenue for Fourth Quarter	Page 7

MAGMA DESIGN AUTOMATION, INC.

AS OF MARCH 31, 2004

IMPACT OF PRO FORMA ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET INCOME PER SHARE

(Unaudited)

Quarter Ending June 30, 2004
GAAP diluted net loss per share	$ (0.16) to $ (0.12)
Amortization of intangibles	$0.04
Amortization of capitalized developed technology	$0.09
In-process research and development	$0.17
Amortization of deferred stock compensation	$0.01
Loss in equity investments	$0.01

Pro forma diluted net income per share	$0.16 to $0.20